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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-A


                    FOR REGISTRATION OF CERTAIN CLASSES OF
                     SECURITIES PURSUANT TO SECTION 12(b)
                OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                               INTELLICELL CORP.
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           (Exact name of registrant as specified in its character)



      Delaware                                           95-4467726
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(State of incorporation                               (IRS Employer Identifi-
or organization)                                      cation No.)


6929 Hayvenhurst Avenue, Van Nuys, California                      91406
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  (Address of principal executive offices)                       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
---------------------------------              --------------------------------

Common Stock, par
value $.01 per share                            Boston Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)


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                               (Title of Class)


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1.       Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the Common Stock, par value $.01 per share (the "Common Stock"), of Intellicell Corp., a Delaware corporation (the "Registrant"). For a description of the Registrant's Common Stock to be registered hereunder, reference is made to the material set forth under the caption "Description of Securities" contained in the Registration Statement on Form S-1 of the Registrant initially filed with the Securities and Exchange Commission on November 4, 1996 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, which material is incorporated herein by reference.

2.       Exhibits.

                  1.1 Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement).

                  1.2 Registrant's By-laws (incorporated by reference to
Exhibit 3.3 of the Registrant's Registration Statement).

                  2. Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's
Registration Statement).


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                                   SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December   12, 1996


                                  INTELLICELL CORP.



                                  By: Ben Neman
                                     -------------------------------------
                                     Ben Neman, President and
                                     Chief Executive Officer